Exhibit 10.32 RETENTION BONUS AGREEMENT This Retention Bonus Agreement (“Agreement”) is entered into between BorgWarner, Inc. (“BW”) and Anthony Hensel (“EMPLOYEE”) in order to set forth the parties’ mutual intentions and understandings regarding EMPLOYEE’s eligibility for a bonus during the retention period. 1. Retention Period and Retention Bonus. In consideration for EMPLOYEE remaining continuously employed on an active, full-time basis, from the date EMPLOYEE signs this Agreement through March 31, 2020 (“Retention Period”) and subject to the terms of this Agreement, BW agrees to pay EMPLOYEE a lump sum retention bonus in the total gross amount of Two Hundred Sixteen Thousand Dollars ($ 216,000.00 ), less any applicable taxes, social security charges, or other amounts required by law to be withheld (“Retention Bonus”). The Retention Bonus shall be in addition to EMPLOYEE’s standard benefits and compensation. 2. Responsibilities during Retention Period. EMPLOYEE agrees and acknowledges that he is subject to all policies, procedures and expectations of BW during the Retention Period and must perform his duties and responsibilities (as the same are currently being performed by EMPLOYEE) in good faith on a full- time basis to the satisfaction of BW EMPLOYEE acknowledges and agrees that nothing in this Agreement modifies or changes his at-will employment status and either EMPLOYEE or BW may terminate the employment relationship at any time, with or without cause or advance notice, at the will of either party. Notwithstanding anything to the contrary contained herein, EMPLOYEE shall be allowed to perform his duties and responsibilities remotely, provided that EMPLOYEE provides BW with prior notice that he will be working remotely, and further provided that EMPLOYEE may not work remotely during the months following a quarter end (i.e. January 2019, April 2019, July 2019, October 2019, and January 2020) until BW has satisfied its reporting obligations with the U.S. Securities and Exchange Commission. If requested by BW, EMPLOYEE will attend senior leadership meetings in person. 3. Management Incentive Plan. Nothing in this Agreement modifies or waives EMPLOYEE’S eligibility for a bonus or other payment under the BW Management Incentive Plan (MIP) for the years 2019 or 2020. Any eligibility for a bonus or other payment will be determined solely by the express terms of the MIP, as amended or modified by BW. 4. Payment of Retention Bonus. EMPLOYEE acknowledges that the Retention Bonus is only due and payable if EMPLOYEE remains continuously employed in good standing and performs his duties on an active, full-time basis, until March 31, 2020, or is terminated by BW without cause prior to March 31, 2020. Payment of the Retention Bonus shall be conditioned on EMPLOYEE’s execution of a general release of claims in a form acceptable to BW. EMPLOYEE acknowledges and agrees that BW will not be obligated to pay the Retention Bonus if: (i) EMPLOYEE is discharged “for cause” as that term is defined in the BorgWarner Inc. 2018 Stock Incentive Plan; (ii) EMPLOYEE resigns for any reason prior to March 31, 2020; (iii)

Exhibit 10.32 EMPLOYEE retires prior to March 31, 2020; or (iv) EMPLOYEE dies or is incapacitated from performing his full time duties (with or without accommodation) for four non-consecutive months during the Retention Period; provided, however, if such an event occurs, BW shall pay EMPLOYEE (or the spouse of EMPLOYEE, in the event of EMPLOYEE'S death) a prorated portion of the Retention Bonus based on the number of months prior to the occurrence of an event specified in clause (iv) over the total number of months in the Retention Period. The Retention Bonus (or any prorated portion thereof, if applicable) will be paid on March 31, 2020 or, in the event EMPLOYEE’s employment is terminated by BW without cause prior to March 31, 2020, or terminated due to an event described in clause (iv) above or in Paragraph 6 below, on the first regularly scheduled payroll date following such termination date or event. 5. Cooperation and Successor. To enable EMPLOYEE to voluntarily resign or retire effective on March 31, 2020, BW [will use its commercially reasonable best efforts to] [shall] identify a successor to EMPLOYEE (the "Successor") by September 15, 2019. EMPLOYEE agrees to cooperate in good faith in the training the Successor during the quarterly financial closing process following September 30, 2019, and will transition EMPLOYEE’S duties to the Successor during the year-end financial closing following December 31, 2019. 6. Full Transfer of Duties to Successor. Notwithstanding anything to the contrary contained herein, in the event that EMPLOYEE'S duties are fully transferred to his Successor prior to March 31, 2020 (as determined or approved by BW) EMPLOYEE shall be permitted to retire on said date and BW shall pay EMPLOYEE the entire Retention Bonus on the first regularly scheduled payroll date following the date EMPLOYEE'S duties are so transferred. 7. Section 409A. The Retention Bonus is intended to comply with the “short term deferral” exception from Section 409A of the Internal Revenue Code (“Section 409A”) and shall be interpreted in a manner consistent with the applicable exception(s). If the Retention Bonus is subject to Section 409A, this Agreement shall be interpreted and administered in such a way as to comply with Section 409A to the maximum extent possible. The terms “termination of employment,” “resignation,” or words of similar import in this Agreement shall mean the Employee’s “separation from service” as defined by Section 409A. If payment of any amount subject to Section 409A is triggered by a separation from service that occurs while EMPLOYEE is a “specified employee” under Section 409A and if such amount is scheduled to be paid within six (6) months after such separation from service, the amount shall accrue without interest and shall be paid the first business day after the end of such six-month period, or, if earlier, within thirty (30) days after EMPLOYEE’s death. Nothing in this Agreement shall be construed as a guarantee of any particular tax treatment to EMPLOYEE and EMPLOYEE shall be solely responsible for the tax consequences with respect to all amounts payable under this Agreement.

Exhibit 10.32 8. Applicable Law, Integration, Modification and Counterparts. This Agreement shall be construed in accordance with and governed by the laws of the State of Michigan without reference to choice of law or conflict of law principles. This Agreement supersedes all prior or contemporaneous agreements or understandings, oral or written, between the parties regarding any Retention Bonus; provided, however, that this Agreement expressly does not apply to the Change in Control Agreement dated July 1, 2002.. This Agreement may only be amended or modified in a writing so stating and signed by EMPLOYEE and the President of BW. EMPLOYEE may not assign, sell or transfer his rights under this Agreement to any third- party without the written consent of the President of BW. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one Agreement. 9. Voluntary Agreement. EMPLOYEE signs this Agreement voluntarily, of his own free will, without any duress or coercion by BW or its representatives. EMPLOYEE read this Agreement and understands its terms, and has been advised to seek legal advice prior to signing this Agreement. I understand and accept the above terms and voluntarily agree to this Agreement. /s/ Anthony D. Hensel_______________ /s/ Tonit M. Calaway__________________ EMPLOYEE BorgWarner, Inc . Anthony Hensel By: Tonit M. Calaway Dated: December 8, 2018 36503615.1